Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to Executive Employment Agreement (“Amendment”) is made as of this 22nd day of February, 2022 (“Amendment Effective Date”) between CareCloud, Inc. formerly known as MTBC, Inc. (the “Company”) and Stephen Snyder (the “Executive).

WHEREAS, the Company and the Executive are parties to a certain Executive Employment Agreement (the “Agreement”) dated March 23, 2021;

WHEREAS, the Company and the Executive wish to amend the Agreement as more fully set forth herein; and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) believes it to be in the best interests of the Company to ensure the Executive’s continued employment by the Company in the capacity and under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and Executive agree as follows:

1.	Amendment to the Agreement. Paragraph 5(b) of the Agreement is hereby amended and replaced in its entirety as follows: “The Board of Directors shall review the Executive’s compensation at least once a year and effect such increases in the Base Salary as the Board of Directors, in its sole discretion, determines are merited, based upon the Executive’s performance and consistent with the Company’s compensation policies. The Executive shall also be eligible for a bonus (“Performance Bonus”) of a number of shares of common stock of the Company (Nasdaq: MTBC), as measured on a thirty (30) day, pre-closing, volume-weighted average price, equal to one percent of the estimated, annualized run-rate revenues at closing, as determined by the Chairman, of each business acquired by the Company or any of its subsidiaries or affiliates, during the term of this agreement, through an asset purchase, stock purchase, merger or similar agreement (“Acquisition Agreement”), with each Performance Bonus vesting upon the closing of the respective Acquisition Agreement.”.

2.	No Other Modifications. Except as specifically modified hereby, the terms of the Agreement remain in full force and effect.

3.	Capitalized Terms; Effective Date. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings assigned thereto in the Agreement. Except as expressly provided to the contrary herein, all modifications to the Agreement set forth herein shall be effective as of the Amendment Effective Date.

4.	Conflict Between this Amendment and the Agreement. This Amendment shall be deemed to revise the terms and provisions of the Agreement to the extent necessary to give effect to the terms and provisions of this Amendment. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, this Amendment shall govern.

5.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first herein above written.

EXECUTIVE

By:	/s/ Stephen Snyder
Stephen Snyder

CARECLOUD, INC.

By:	/s/ Kimberly Blanche
Kimberly Blanche
General Counsel